UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2003

JDS Uniphase Corporation
(Exact name of registrant as specified in its charter)

Commission file number 0-22874

Delaware	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1768 Automation Parkway
San Jose, California    95131

(Address of principal executive offices including zip code)

(408) 546-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On December 15, 2003, JDS Uniphase Corporation (the "Company") announced that the resale registration statement covering its zero coupon senior convertible notes due 2010 was declared effective on December 12, 2002. The Company has issued a press release regarding this announcement, which is included as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits
Exhibit Number	Description
Exhibit 99.1	Press release dated December 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

JDS UNIPHASE CORPORATION

By:	/s/ Christopher S. Dewees

Christopher S. Dewees
Senior Vice President and General Counsel

Dated: December 15, 2003

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1	Press release dated December 15, 2003.